EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SS. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petrolia Energy Corporation (the “Company”) on Form 10-K for the period ending December 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Heather Monk certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company at the date and for the periods indicated.

May 12, 2023

/s/ Heather Monk
Heather Monk, Interim Chief Financial Officer (Principal Finance/Accounting Officer)